Exhibit 3.147

Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES SELMA TRANSFER STATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTH DAY OF APRIL, A.D. 2011, AT 5:45 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICE SELMA TRANSFER STATION, LLC”.

4963788        8100H

121188302

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION:          9957536

DATE: 11-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF

ADVANCED DISPOSAL SERVICES SELMA TRANSFER STATION, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Selma Transfer Station, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 4th day of April, 2011.

ADVANCED DISPOSAL SERVICES SELMA

TRANSFER STATION, LLC

Christian B. Mills,

Authorized Person of Company

2